EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

CAPITAL PACIFIC HOLDINGS, LLC, a limited liability company

CAPITAL PACIFIC ARIZONA, INC., a Delaware corporation
CAPITAL PACIFIC HOMES OF ARIZONA, INC.
CAPITAL PACIFIC HOMES OF COLORADO, INC., a Delaware corporation
CAPITAL PACIFIC HOMES, INC., a Delaware corporation
CAPITAL PACIFIC HOMES, INC., a Nevada corporation
CLARK WILSON HOMES, INC., a Texas corporation
CREATIVE DESIGN & MEDIA, INC., a Delaware corporation
J.M. PETERS CALIFORNIA, INC., a Delaware corporation
NEWPORT DESIGN CENTER, INC., a California corporation
PARKLAND ESTATES COMPANY, INC., a Delaware corporation
PETERS RANCHLAND COMPANY, INC., a Delaware corporation
CPH NEWPORT COAST, LLC, a Delaware limited liability company
VISTA PALISADES ESTATES, LLC, a Delaware limited liability company
CPH HEEP RANCH, LLC, a Delaware limited liability company
CPH YUCAIPA I, LLC, a Delaware limited liability company
CPHBLR, LLC, a Delaware limited liability company
FAIRWAY FINANCIAL COMPANY, a Texas corporation
CAPITAL PACIFIC MORTGAGE, INC., a Delaware corporation
CPH OXNARD, LLC, a Delaware limited liability company
CPH INLAND EMPIRE, LLC, a Delaware limited liability company
CPH SANTA BARBARA, LLC, a Delaware limited liability company
CPH COLORADO, LLC, a Delaware limited liability company